Great Elm Capital Corp. (NASDAQ: GECC) Investor Presentation – Quarter Ended March 31, 2019 May 14, 2019 © 2019 Great Elm Capital Corp. Exhibit 99.2

© 2019 Great Elm Capital Corp. Disclaimer Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of Great Elm Capital Corp. (“GECC”) common stock, and performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of March 31, 2019, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale.

GECC Snapshot GECC Investment Objective Investment Strategy Externally managed, special situations-focused BDC Common stock trades as “GECC” and baby bonds as “GECCL” and “GECCM” on NASDAQ $0.083 per share monthly distribution1 Insiders own greater than 20% of GECC’s outstanding shares To generate both current income and capital appreciation, while seeking to protect against the risk of capital loss To apply the key principles of value investing to the capital structures of predominantly middle-market companies Portfolio (as of 3/31/2019) $290.2 million of total assets; $185.7 million of portfolio fair value; $114.0 million of net asset value Weighted average current yield of 11.3%2 33 investments (26 debt, 7 equity) in 24 companies across 21 industries (1) Based on distributions that have been declared and / or set through September 2019. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Please refer to “Capital Activity: Distribution Policy & Declared Distributions” later in this presentation. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2019 Great Elm Capital Corp.

Highlights and Recent Achievements NII in excess of declared distributions every quarter since inception Special distribution of $0.24 per share declared in December 2018 LTM total distribution yield of 11.3% (on 3/31/19 NAV) and 15.0% (on 3/31/19 market value) During Q1 2019, monetized $59.9 million across 17 investments, in whole or in part, at a weighted average current yield of 10.4% and a weighted average price of $0.99 This includes the complete exit of 5 positions with an aggregate positive return (Appendix slides 33-38) During Q1 2019, deployed $54.5 million of capital into 14 investments at a weighted average current yield of 10.5% and a weighted average price of $0.97 Majority of capital deployed into secured investments Asset coverage ratio of 244.2% and debt-to-equity ratio of 0.69x GECCL 6.50% Notes due September 2022 GECCM 6.75% Notes due January 2025 Attractive Fixed Rate Debt Deployment of Capital Monetization of Investments Distributions & Coverage © 2019 Great Elm Capital Corp. *Partial period

Portfolio Review (Quarter Ended 3/31/2019) © 2019 Great Elm Capital Corp.

Portfolio Review 11.3% Weighted average current yield on debt portfolio1 81.6% Percentage of the total portfolio (based on fair value of investments) invested in 1st lien and/or secured debt instruments $0.89 Weighted average dollar price of debt investments in the portfolio, representative of our special situations investment approach2 As of March 31, 2019, approximately 82% of the portfolio was comprised of ideas that are representative of the manner in which we intend to invest3 (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (2) Weighted average dollar price is based on the stated par value and fair value of outstanding debt securities at the measurement date. (3) As measured by the fair value of investments. The balance of the portfolio remains in legacy Full Circle positions that were acquired in the merger with Full Circle. © 2019 Great Elm Capital Corp.

Portfolio Review (Continued) 26 Debt Investments $151.5 million Fair Value Invested in Debt Instruments 69.9% in Floating Rate Instruments (Based on % of Fair Value) 11.3%1 Weighted Average Current Yield 81.6% Of Invested Capital in Debt Instruments (100% of fair value in first lien / secured) 7 Equity Investments $34.2 million Fair Value Invested in Equity Instruments Debt Investments: Equity Investments: 18.4% Of Invested Capital in Equity Investments (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp.

Portfolio Review (Continued) $54.5 million Capital deployed into 14 investments, including 6 new issuers, with a weighted average dollar price of $0.97 and a weighted average current yield of 10.5%1 $59.9 million Monetized (in part or in full) 17 investments at a weighted average dollar price of $0.99 and a weighted average current yield of 10.4%2 (1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2019 Great Elm Capital Corp.

Portfolio Review: New & Additional Investments During Q1 / 2019, we purchased investments in nine companies (six new, three existing), deploying approximately $35.1 million This deployment activity does not include revolver draws or PIK interest. Dynata – Purchased approximately $3.9 million funded of a $10 million secured revolver commitment in the secondary market at a price of approximately $0.93 Interest rate: LIBOR + 4.50% New Investment © 2019 Great Elm Capital Corp. New Investment New Investment New Investment Prestige Capital Corporation – Acquired 80.0% of the equity interests for approximately $7.4 million Anticipated distribution frequency: Quarterly Viasat, Inc. – Purchased approximately $2.0 million face value of receivables at a price of approximately $0.90 from Avanti Communications Group plc The receivables mature in June and September 2019 APTIM Corp. – Purchased $2.5 million face value of secured notes in the secondary market at a price of approximately $0.78 Interest rate: 7.75%

Portfolio Review: New & Additional Investments (Continued) This deployment activity does not include revolver draws or PIK interest. Boardriders, Inc. – Purchased $2.0 million face value of secured loans in the secondary market at a price of approximately $1.00 Interest rate: LIBOR + 6.50% New Investment © 2019 Great Elm Capital Corp. New Investment Additional Investment Additional Investment California Pizza Kitchen, Inc. – Purchased $3.0 million face value of secured loans in the secondary market at a price of approximately $0.97 Interest rate: LIBOR + 6.00% SESAC Holdco II, LLC – Purchased $3.0 million face value of secured loans in the secondary market at a price of approximately $1.00 Interest rate: LIBOR + 7.25% TRU Taj, LLC – Purchased approximately $10.0 million of equity, at a significant discount to plan value, via a rights offering at approximately $13.94 per share Additional Investment Finastra USA, Inc. – Purchased $3.0 million face value of secured loans in the secondary market at a price of approximately $0.97 Interest rate: LIBOR + 7.25%

Portfolio Review: Asset Type and Interest Rate Type ($ in Thousands) Portfolio by Asset Type Portfolio by Interest Rate Type Weighted average fixed rate yield of 10.4%1 Weighted average floating rate yield of 11.7%1 (1) Weighted average fixed and floating rate current yield is based upon the stated coupon rate and fair value of outstanding debt instruments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp. Investments Fair Value of Investments Percentage of Total Portfolio Investments Count Fair Value of Debt Percentage of Debt Holdings 1st Lien / Secured Debt $,151,467.94200000001 0.8156230877768671 Fixed Rate 6 $45,611.112999999998 0.30112717184736032 Equity / Other $34,240.315000000002 0.18437691222313288 Floating Rate 20 $,105,856.829 0.69887282815263985 Total $,185,708.25700000001 1 Total 26 $,151,467.94199999998 1.0000000000000002 Investments Fair Value of Investments Percentage of Total Portfolio Investments Count Fair Value of Debt Percentage of Debt Holdings 1st Lien / Secured Debt $,151,467.94200000001 0.8156230877768671 Fixed Rate 6 $45,611.112999999998 0.30112717184736032 Equity / Other $34,240.315000000002 0.18437691222313288 Floating Rate 20 $,105,856.829 0.69887282815263985 Total $,185,708.25700000001 1 Total 26 $,151,467.94199999998 1.0000000000000002

Portfolio Review: Asset Type (End of Period Investments - % of FMV) © 2019 Great Elm Capital Corp.

Portfolio Review: Interest Rate (End of Period Investments - % of FMV) © 2019 Great Elm Capital Corp.

Portfolio Review: Industry Breakdown Amounts in the above table do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. © 2019 Great Elm Capital Corp. September 30, 2018 Investments at Fair Value Percentage of Fair Value Wireless Telecommunications Services $42,760 0.2103740584580113 Building Cleaning and Maintenance Services 19,934 9.8% Manufacturing 17,281 8.5% Technology Services 15,738 7.7% Retail 15,612 7.7% Industrial Conglomerates 14,536 7.2% Water Transport 10,618 5.2% Business Services 9,918 4.9% Gaming, Lodging & Restaurants 9,841 4.8% Chemicals 9,431 4.6% Software Services 8,957 4.4% Radio Broadcasting 8,847 4.4% Real Estate Services 5,583 2.7% Food & Staples Retailing 5,569 2.7% Hotel Operator 2,751 1.4% Consumer Finance 2,346 1.2% Food Products 1,979 .97364420413565099 Information and Data Services 1,250 .6% Wireless Communications 272 .1% Maritime Security Services 34 16727591177671618.2% Total $,203,257 100.0% December 31, 2018 Industry Investments at Fair Value Percentage of Fair Value Wireless Telecommunications Services $35,631 0.19345118521494575 Building Cleaning and Maintenance Services 18,443 0.10013247478092797 Software Services 15,942 8.6553809735810533E-2 Manufacturing 15,575 8.4561258727590585E-2 Retail 14,227 7.7242570010750009E-2 Industrial Conglomerates 13,365 7.2562518323868258E-2 Water Transport 11,889 6.454887993658584E-2 Gaming, Lodging & Restaurants 9,687 5.2593573887266133E-2 Business Services 9,505 5.1605442324606648E-2 Food & Staples Retailing 8,935 4.8510744573420347E-2 Radio Broadcasting 8,807 4.7815794902978513E-2 Chemicals 7,601 4.1268065976784341E-2 Real Estate Services 4,479 2.4317809171163933E-2 Technology Services 4,428 2.4040915161847264E-2 Hotel Operator 3,212 1.7438893292649821E-2 Consumer Finance 1,830 9.9356085695981242E-3 Wireless Communications 596 3.2358594029947988E-3 Maritime Security Services 34 1.8459600621111268E-4 Total $,184,186 0.99999999999999978 March 31, 2019 Industry Investments at Fair Value Percentage of Fair Value Wireless Telecommunications … $38,956 0.20977017683675447 Building Cleaning ... 20,683 0.11137376957373941 Retail 20,292 0.10926831369677127 Software Services 19,393 0.10442738061903634 Business Services 12,742 6.861309152002068E-2 Water Transport 11,389 6.1327460314041397E-2 Gaming, Lodging & Restaurants 9,766 5.2587933745449844E-2 Food & Staples Retailing 8,904 4.794623818036918E-2 Radio Broadcasting 8,536 4.5964632649105046E-2 Industrial Conglomerates 7,538 4.0590604605078941E-2 Specialty Finance 7,367 3.9669804208757833E-2 Internet Media 3,486 1.8771404570616237E-2 Real Estate Services 3,238 1.7435974756068666E-2 Hotel Operator 3,087 1.6622870312533657E-2 Restaurants 2,903 1.5632067546901586E-2 Apparel & Textile Products 1,983 1.067805371874125E-2 Communications Equipment 1,972 1.0618820944708897E-2 Industrial 1,931 1.0398044241497404E-2 Consumer Finance 1,409 7.5871798737803435E-3 Wireless Communications 103 5.5463415684838565E-4 Maritime Security Services 30 1.6154392917914145E-4 Total $,185,708 0.99999999999999967

Portfolio Review: Portfolio Rotation © 2019 Great Elm Capital Corp. Since inception, we have consistently monetized higher dollar priced investments and deployed capital into lower dollar priced investments, building total return In addition, substantially all new debt investments since inception have been 1st lien and / or secured *Partial period

Portfolio Review: Portfolio Rotation (Continued)

Portfolio Rotation: New Investments vs. Monetized Investments

	Q1/2018	Q2/2018	Q3/2018	Q4/2018	Q1/2019
Dollar Value of New Investments[1]	$63.2 million	$37.9 million	$39.0 million	$34.8 million	$54.5 million
Weighted Average Price of New Debt Investments	$0.99	$0.99	$0.89	$0.92	$0.97
Weighted Average Current Yield of New Debt Investments	10.2%	10.9%	11.0%	11.2%	10.5%
% of New Debt Investments - 1st Lien / Secured Instruments	100%	100%	100%	100%	100%
Dollar Value of Monetized Investments[2]	$29.1 million	$27.7 million	$38.0 million	$40.0 million	$59.9 million
Weighted Average Price of Monetized Debt Investments	$1.00	$1.00	$1.00	$0.99	$0.99
Weighted Average Current Yield of Monetized Debt Investments	11.1%	10.4%	9.0%	11.3%	10.4%
% of Monetized Debt Investments - 1st Lien / Secured Instruments	100%	100%	100%	100%	100%

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.
(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

GREAT ELM CAPITAL
© 2019 Great Elm Capital Corp.
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Portfolio Review: Avanti Update The fair value of Avanti secured notes and common shares continues to diverge from significant fundamental company progress Since GECC was formed, it has worked with other key Avanti creditors to: Identify and recruit Kyle Whitehill as CEO Restructure Avanti’s balance sheet, eliminating significant indebtedness Fund and launch HYLAS 4, Avanti’s biggest satellite, more than doubling capacity (and at lower unit costs) Identify and recruit new board members who have provided stability and strategic insight Since Kyle Whitehill took over as CEO in April 2018, Avanti has: Overhauled its sales and marketing effort, resulting in large contract wins, both in number and in dollar value Rapidly grown recurring core bandwidth revenue Throughout the balance of 2019, GECC expects Avanti to: Continue to rapidly grow recurring core bandwidth revenue Reduce operating costs Grow EBITDA in excess of revenue growth Gain visibility into unlevered free cash flow generation (Adj. EBITDA less maintenance capex) © 2019 Great Elm Capital Corp.

Subsequent Events © 2019 Great Elm Capital Corp.

Subsequent Events (through May 13, 2019) In March 2019, we announced a $5 million stock repurchase program to repurchase GECC common shares in the open market Through May 13, 2019, we have repurchased 308,883 GECC shares at a weighted average price of $8.27 per share under this plan In April 2019, we sold all $7.5 million par value of Michael Baker International, LLC secured bond at a price of approximately $1.01 In April 2019, all $4.0 million par value of Aptean Holdings, Inc. secured loan was redeemed at a price of approximately $1.00 In April 2019, we bought $2.0 million par value of SESAC Holdco II, LLC secured loan at a price of approximately $1.00 In May 2019, PE Facility Solutions, LLC (“PEFS”), a majority-owned subsidiary of GECC, and a strategic buyer entered into an asset purchase agreement, pursuant to which the buyer will acquire substantially all of PEFS’ assets at a purchase price of $23.75 million (the “Acquisition”). The Acquisition is subject to certain closing conditions and is expected to close late in the second quarter or early in the third quarter of 2019. This deployment and monetization activity does not include revolver draws, ordinary course amortization payments, and government bond trading activity. © 2019 Great Elm Capital Corp.

Financial Review (Quarter Ended 3/31/2019) © 2019 Great Elm Capital Corp.

Financial Review: Per Share Data Q1/20181 Q2/20181 Q3/20181 Q4/20181 Q1/20191 Earnings Per Share (“EPS”) ($0.38) $0.25 $0.46 ($1.18) $0.76 Net Investment Income (“NII”) Per Share $0.36 $0.57 $0.25 $0.25 $0.26 Net Realized Gains / (Losses) Per Share $0.03 $0.08 $0.08 $0.04 $0.06 Net Unrealized Gains / (Losses) Per Share ($0.77) ($0.40) $0.12 ($1.46) $0.44 Net Asset Value Per Share at Period End $11.79 $11.79 $12.00 $10.34 $10.89 Distributions Paid / Declared Per Share $0.249 $0.249 $0.249 $0.489 $0.249 (1) The per share figures are based on a weighted average of outstanding shares for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. Financial Highlights – Per Share Data © 2019 Great Elm Capital Corp.

Financial Review: Portfolio Q1/2018 Q2/2018 Q3/2018 Q4/2018 Q1/2019 Capital Deployed $63.2 million $37.9 million $39.0 million $34.8 million $54.5 million Investments Monetized $29.1 million $27.7 million $38.0 million $40.0 million $59.9 million Total Fair Value of Investments at Period End1 $194.8 million $199.3 million $203.3 million $184.2 million $185.7 million Net Asset Value at Period End $125.6 million $125.6 million $127.8 million $110.1 million $114.0 million Total Assets at Period End $257.1 million $286.6 million $288.5 million $281.6 million $290.2 million Total Debt Outstanding at Period End (Par Value) $79.0 million $79.0 million $79.0 million $79.0 million $79.0 million Debt to Equity Ratio at Period End 0.63x 0.63x 0.62x 0.72x 0.69x Cash and Money Market Investments at Period End2 $29.9 million $8.5 million $5.3 million $7.7 million $24.0 million Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. Cash and Money Market Investments does not include our holdings in United States Treasury Bills. Financial Highlights - Portfolio © 2019 Great Elm Capital Corp.

Financial Review: Quarter Ended 3/31/2019 Total investment income for the quarter ended March 31, 2019 was approximately $6.3 million, or $0.59 per share Net expenses for the quarter ended March 31, 2019 were approximately $3.5 million, or $0.33 per share Net investment income for the quarter ended March 31, 2019 was approximately $2.8 million, or $0.26 per share Net realized gains for the quarter ended March 31, 2019 were approximately $0.6 million, or $0.06 per share Net unrealized appreciation from investments for the quarter ended March 31, 2019 was approximately $4.7 million, or $0.44 per share The per share figures are based on a weighted average of shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. © 2019 Great Elm Capital Corp.

Financial Review: Quarterly Operating Results

($ in Thousands)	Q1/2018	Per Share[1]	Q2/2018	Per Share[1]	Q3/2018	Per Share[1]	Q4/2018	Per Share[1]	Q1/2019	Per Share[1]
Total Investment Income[2]	**$7,498**	**$0.70**	**$7,162**	**$0.67**	**$6,180**	**$0.58**	**$6,913**	**$0.65**	**$6,313**	**$0.59**
Interest Income	7,365	0.69	6,982	0.66	6,149	0.58	6,860	0.64	5,720	0.54
Dividend & Other Income	133	0.01	180	0.01	31	0.00	53	0.00	593	0.05
Net Operating Expenses	**3,632**	**0.34**	**1,084**	**0.10**	**3,495**	**0.33**	**4,208**	**0.40**	**3,529**	**0.33**
Management fees	693	0.07	754	0.07	768	0.07	740	0.07	706	0.07
Incentive fees	966	0.09	(2,149)	(0.20)	576	0.05	772	0.07	696	0.07
Total Investment Management fees	1,659	0.16	(1,395)	(0.13)	1,344	0.13	1,512	0.14	1,403	0.14
Administration fees	310	0.03	487	0.05	202	0.02	417	0.04	211	0.02
Directors' fees	49	0.00	50	0.00	51	0.00	45	0.00	50	0.00
Interest expense	1,275	0.12	1,456	0.14	1,457	0.14	1,457	0.14	1,454	0.14
Professional services	171	0.02	294	0.03	325	0.03	414	0.04	239	0.02
Custody fees	14	0.00	15	0.00	15	0.00	14	0.00	15	0.00
Other	154	0.01	177	0.02	101	0.01	169	0.02	158	0.01
Fees Waivers and Expense Reimbursement	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00
Income Tax, Including Excise Tax	0	0.00	0	0.00	0	0.00	180	0.02	0	0.00
Net Investment Income	**$3,866**	**$0.36**	**$6,078**	**$0.57**	**$2,685**	**$0.25**	**$2,705**	**$0.25**	**$2,784**	**$0.26**

(1) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.
(2) Total investment income includes PIK income and net accretion of OID and market discount.

GREAT ELM CAPITAL
© 2019 Great Elm Capital Corp.
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Capital Activity © 2019 Great Elm Capital Corp.

Capital Activity: Distribution Policy & Declared Distributions (1) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. In March 2019, our Board set our monthly Q2/2019 distribution amount. The distribution schedule, including record date and payment date, was established by GECC pursuant to authority granted by the Board and communicated to stockholders on March 25, 2019 In December 2018, we announced a special distribution of $0.24 per share. Including the base distributions, our declared distributions to stockholders over the past 12 months totaled $1.24 per share, representing 11.3% on our March 31, 2019 NAV or 15.0% on the March 31, 2019 market value In May 2019, our Board set our Q3/2019 distribution amount of $0.083 per share per month. The distribution schedule, including record date and payment date, will be established by GECC pursuant to authority granted by the Board We intend to continue to supplement these base distributions with special distributions from NII in excess of the declared distribution and as catalyst-driven investments are realized1 © 2019 Great Elm Capital Corp. Month Rate Record Date Payable Date April $0.083 April 30, 2019 May 15, 2019 May $0.083 May 31, 2019 June 14, 2019 June $0.083 June 28, 2019 July 15, 2019

Capital Activity: Distribution Yield as a Percentage of Market Value © 2019 Great Elm Capital Corp. * Partial period ** Annualized distribution yield is calculated by dividing the declared distribution by the closing price at quarter end and annualizing over four periods. The special distribution is added as applicable. (1) Through September 2019. 35 consecutive monthly base distributions of $0.083 per share1 Special distributions of $0.20 per share declared in December 2017 and $0.24 per share in December 2018 Cumulative distributions declared / set to date total approximately $3.35 per share1

Capital Activity: Historical Distribution Coverage © 2019 Great Elm Capital Corp. * Partial period ended December 31, 2016; Adjusted NII excludes one-time merger / formation costs. NII has covered the base distribution every quarter since inception

Summary © 2019 Great Elm Capital Corp.

Summary Earned or out-earned declared distributions every quarter since inception Declared a special distribution of $0.24 per share in December 2018, resulting in a LTM distribution yield of 11.3% (based on 3/31/2019 NAV) and 15.0% (based on 3/31/2019 closing market value) To date, 35 consecutive monthly distributions of $0.083 per share and two special distributions, totaling $3.35 in total distributions paid, declared or set IRR on all realized investments is approximately 22% Approximately 73% of the legacy Full Circle investments realized at 109% of NAV Monetization of investments consistently at higher prices than capital deployment Insiders own greater than 20% of GECC’s outstanding shares GECC has repurchased greater than 2.5 million shares, representing approx. 20% of its initial share count Alignment of Interest Realized Performance Distributions & Coverage © 2019 Great Elm Capital Corp. The Portfolio A growing portfolio composed primarily of secured loans and bonds Weighted average current yield of 11.3%1 (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date

Appendix © 2019 Great Elm Capital Corp.

Appendix: Individual Realized Investments (through May 13, 2019) Past performance is not indicative of future results. It should not be assumed that the realization of other positions will be profitable or equal to the performance of the positions realized in the quarter ended March 31, 2019 and the partial quarter reported through May 13, 2019. Results will vary from period to period and it should not be assumed that results attained in any one period will be replicated. Please refer to “Disclaimer” at the beginning of this presentation. © 2019 Great Elm Capital Corp.

Background Catalyst Outcome Formed in 2012, Aptean is a Vista Equity Partners-owned enterprise software provider Aptean had a secured term loan that carried a LIBOR + 950 basis points coupon and matured in 2023 GECC purchased approximately $4.0 million par value of the term loan at approximately $1.01 in 2018 Positive business trends, an improving credit profile and the company’s fast-paced acquisition strategy led us to believe the term loan would be refinanced prior to maturity Aptean refinanced the term loan at par in April 2019, resulting in GECC realizing an IRR of 10.9% and a cash-on-cash return of 1.11x Appendix: Aptean Holdings, Inc. (“Aptean”) © 2019 Great Elm Capital Corp.

Background Catalyst Outcome GEO is a leading developer and manufacturer of specialty and performance chemicals GEO had a secured revolver and term loan that each carried a LIBOR + 475 basis points coupon and matured in 2019 GECC purchased approximately $10.9 million par value of the combined facility at approximately $0.95 in 3Q / 2017 An improved earnings profile, upcoming asset sales, and a restrictive covenant package in the loan agreements led us to believe the loans were likely to be refinanced in 1Q / 2019 GEO refinanced both the revolver and term loan at par in January 2019, resulting in GECC realizing an IRR of 13.8% and a cash-on-cash return of 1.14x Appendix: GEO Specialty Chemicals, Inc. (“GEO”) © 2019 Great Elm Capital Corp.

Background Catalyst Outcome ITWG is the largest bare copper wire and copper wire products manufacturer in the US ITWG has a secured note that carries a fixed 10.75% coupon and matures in 2021 GECC purchased $17.5 million par value of the note at approximately $0.93 in 2017 and 2018 Through years of analysis and diligence, GECC believed that the value of ITWG’s assets exceeded the value of its secured debt and that the secured notes were likely to be refinanced prior to maturity, possibly in connection with a merger or acquisition Post ITWG announcing it was soon to be acquired, GECC sold the entirety of its investment at a price of approximately $1.02 in March 2019, resulting in GECC realizing an IRR of 18.6% and a cash-on-cash return of 1.24x Appendix: International Wire Group, Inc. (“ITWG”) © 2019 Great Elm Capital Corp.

Background Catalyst Outcome Michael Baker provides commercial engineering services in the US Michael Baker has a secured note that carries a fixed 8.75% coupon and matures in 2023 GECC purchased $14.5 million par value of the note at approximately $0.97 in 2017 and 2018 GECC believed that the value of Michael Baker’s assets exceeded the value of its secured debt and that the secured notes were likely to be refinanced prior to maturity as the company’s financial performance continued to improve GECC sold the entirety of its investment at a price of approximately $1.00 from November 2018 through April 2019, resulting in GECC realizing an IRR of 12.9% and a cash-on-cash return of 1.13x Appendix: Michael Baker International, LLC (“Michael Baker”) © 2019 Great Elm Capital Corp.

Background Catalyst Outcome Sungard provides custom enterprise cloud and technology services Sungard has a secured term loan that carries a LIBOR + 700 basis point coupon and matures in 2021 and a secured term loan that carries a LIBOR + 1,000 basis point coupon and matures in 2022 GECC purchased a combined $16.5 million par value of the term loans at approximately $0.95 in 2017 and 2018 Valuable business lines and substantial interest rates on the loans led us to believe that the loans would be refinanced prior to maturity GECC sold the entirety of its investment in both Sungard secured term loans at approximately $0.92 in 4Q/2018 and 1Q/2019, resulting in an IRR of 6.7% and a cash-on-cash return of 1.05x, net of accrued interest and amortization Appendix: Sungard Availability Services Capital, Inc. (“Sungard”) © 2019 Great Elm Capital Corp.

Background Catalyst Outcome TRU Taj is a leading global retailer of toys and juvenile products, focused predominantly in Asia TRU Taj had a secured DIP note that carried an 1,100 basis point coupon and matured in January 2019 GECC purchased approximately $6.2 million par value at approximately $1.04 in 2018 Encouraging business trends coupled with the senior most position in TRU Taj’s capital structure made this an attractive investment that we believed would be refinanced circa the maturity date GECC’s investment in TRU Taj’s secured DIP note was refinanced at $1.02 upon the company’s emergence from bankruptcy in January 2019, resulting in an IRR of 6.0% and a cash-on-cash return of 1.03x Appendix: TRU Taj LLC’s DIP Note (“TRU Taj”) © 2019 Great Elm Capital Corp.

Appendix: General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower. © 2019 Great Elm Capital Corp.

Appendix: Contact Information Investor Relations 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com © 2019 Great Elm Capital Corp.